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                                                                    Exhibit 23.5


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated January 25, 1999, on the financial statements of Bachofner Electric, Inc. included in the current report on Form 8-K of Integrated Electrical Services, Inc. dated February 3, 1999 and to all references to our Firm included in this Registration Statement.



                                              Peck & Kopacek, P.C.
Beaverton, Oregon
November 11, 1999